Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Lund International Holdings, Inc. on Forms S-3 and S-8 (File Nos. 33-78140, 333-46263, 33-64083 and 33-37160) of our reports dated March 17, 1998, on our audits of the consolidated financial statements and financial statement schedule of Lund International Holdings, Inc. as of December 31, 1997, June 30, 1997 and June 30, 1996, and for the six-month period ended December 31, 1997, and for the years ended June 30, 1997 and 1996, which reports are included in this Report on Form 10-K.


                                                     COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
March 25, 1998